UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2004

DIGITAL INSIGHT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27459	77-0493142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including zip code)

(818) 871-0000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURES

On June 14, 2004, Digital Insight Corporation (the “Company”) and Scott Pranger, the Company’s Senior Vice President National Markets, entered into a Separation and General Release Agreement. Pursuant to the terms of the Agreement, Mr. Pranger will resign his employment with the Company effective as of June 15, 2004. Mr. Pranger joined the Company as Senior Vice President in November 2003 in connection with the Company’s acquisition of Magnet Communications and was instrumental in its integration to the Company. Mr. Pranger was formerly Chief Operating Officer of Magnet Communications.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2004	DIGITAL INSIGHT CORPORATION

	By:	/s/ Elizabeth S. C. S. Murray
Elizabeth S.C.S Murray
Executive Vice President and Chief Financial Officer

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